Exhibit 99.1
CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
SELECTED FINANCIAL DATA
(in thousands except per share amounts)

	For the years ended December 31,
	2005	2004	2003	2002	2001
OPERATING DATA (1):
Revenues	$131,946	$127,812	$125,003	$107,718	$62,918
Income from continuing operations (2)	45,895	37,774	32,651	28,596	16,743
Basic earnings from continuing operations per share	.67	.56	.49	.43	.33
Net income	47,249	38,940	33,820	30,266	18,377
Basic earnings per share	.69	.58	.51	.45	.36
Cash distributions paid	51,905	50,973	50,173	48,581	32,811
Cash distributions declared per share	.7646	.7592	.7552	.7493	.7075
Payment of mortgage principal (3)	12,433	11,046	9,234	6,543	2,557
BALANCE SHEET DATA:
Total assets	$1,295,036	$1,346,355	$1,345,747	$1,319,897	$1,097,238
Long-term obligations (4)	663,530	707,610	710,346	678,401	471,942

(1)	Certain prior year balances have been reclassified to discontinued operations.

(2)	Includes loss from sale of real estate in 2001.

(3)	Represents scheduled mortgage principal paid.

(4)	Represents mortgage obligations and deferred acquisition fee installments that are due after more than one year.